Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calvert Variable Series, Inc.:

We consent to the use of our reports, incorporated herein by reference, dated February 22, 2008, with respect to the financial statements of the Calvert Social Balanced Portfolio, Calvert Social MidCap Growth Portfolio, Calvert Social International Equity Portfolio, Calvert Income Portfolio, Calvert Social Equity Portfolio, Ameritas Income & Growth Portfolio, Ameritas Small Capitalization Portfolio, Ameritas Mid-Cap Growth Portfolio, Ameritas Core Strategies Portfolio, Ameritas Index 500 Portfolio, Ameritas Money Market Portfolio, Ameritas Midcap Value Portfolio (formerly Ameritas Focused Midcap Value Portfolio) and Ameritas Small Company Equity Portfolio, each a series of Calvert Variable Series, Inc., as of December 31, 2007 and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodian" in the Statement of Additional Information.

/S/ KPMG LLP

Philadelphia, Pennsylvania
April 28, 2008